UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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ARAMARK Corporation

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THE FOLLOWING IS AN EMAIL FROM THE COMPANY’S CHAIRMAN AND CHIEF

EXECUTIVE OFFICER TO THE COMPANY’S EMPLOYEES ANNOUNCING THE MERGER.

From:	Joe Neubauer
Sent:	Tuesday, August 08, 2006 8:40 AM
Subject:	ARAMARK Announces Signing of Merger Agreement

ARAMARK Announces Signing of Merger Agreement

This morning, we are announcing that our company has signed an agreement with the investment group consisting of Goldman Sachs, CCMP Capital Partners and J.P. Morgan, Warburg Pincus, Thomas Lee Partners, and myself, whereby we will acquire all of ARAMARK’s shares at a price of $33.80 per share in cash. The text of the news release is attached.

These are experienced investors, who have been involved in many successful efforts to take companies private over the years. I can tell you this: They understand our business and share our mindset. They will be good partners as we move forward together.

I’d like to particularly thank the Special Committee as well as our entire Board for their hard work, which made this agreement possible. I am gratified that the Special Committee voted unanimously to support this agreement.

Of course, this is a long process and we still have a few steps to go. We have to file and clear a proxy statement with the SEC, and complete other steps and satisfy other legal and regulatory conditions, before a final shareholder vote. So the process will take a while longer. Subject to completing these conditions, we hope to close the transaction in late 2006 or early 2007.

I know that you and your teams may have questions, and we will answer them as soon as we are able to.

Through the years, ARAMARK’s leaders have always been willing to take bold steps to keep our company moving forward. I know that all of us are committed to doing the same today.

Our number one priority hasn’t changed .... and it won’t. We must continue to deliver outstanding value for our clients and customers ... so that we continue to drive profitable growth. I know I can count on you and your teams to stay focused on our people, clients and customers. Thank you for your commitment to our great company.

Joe Neubauer

ARAMARK Chairman and CEO

Important Additional Information Regarding the Merger will be filed with the SEC

In connection with the proposed merger, ARAMARK will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by ARAMARK at the SEC website at http:// www.sec.gov. The proxy statement and other documents also may be obtained for free from ARAMARK by directing such request to ARAMARK Corporation, Investor Relations Department, ARAMARK Tower, 1101 Market Street, Philadelphia, Pennsylvania 19107, telephone (215)238-3708.

ARAMARK and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its stockholders in connection with the merger. Information concerning the interests of ARAMARK’s participants in the solicitation, which may be different than those of ARAMARK stockholders generally, is set forth in ARAMARK’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and will be set forth in the proxy statement relating to the merger when it becomes available.

The following is the text of this morning’s new release:

ARAMARK ANNOUNCES SIGNING OF MERGER AGREEMENT

ARAMARK STOCKHOLDERS TO RECEIVE $33.80 PER SHARE IN CASH IN

TRANSACTION VALUED AT $8.3 BILLION

(Philadelphia, PA – August 8, 2006) — ARAMARK Corporation (NYSE: RMK), a world leader in professional services, today announced that it has signed a definitive merger agreement under which Joseph Neubauer and investment funds managed by GS Capital Partners, CCMP Capital Advisors and J.P. Morgan Partners, Thomas H. Lee Partners and Warburg Pincus LLC will acquire ARAMARK in a transaction valued at approximately $8.3 billion, including the assumption or repayment of approximately $2.0 billion of debt.

Under the terms of the agreement, ARAMARK stockholders will receive $33.80 in cash for each share of ARAMARK common stock they hold.

The Board of Directors of ARAMARK, on the unanimous recommendation of a special committee comprised entirely of independent directors, has approved the agreement and will recommend that ARAMARK’s stockholders approve the merger.

The transaction is expected to be completed by late 2006 or early 2007, subject to receipt of stockholder approval and regulatory approvals, as well as satisfaction of other customary closing conditions. In addition to the vote required under Delaware law, the transaction will be subject to an additional affirmative approval of stockholders in which each share owned by Joseph Neubauer will have only one vote, rather than the ten votes to which they are entitled. As a result, Mr. Neubauer’s voting power will be less than 5% of the total possible vote.

Joseph Neubauer, ARAMARK Chairman and Chief Executive Officer, said, “We are proud to partner with this distinguished group of private equity firms, all of which have outstanding reputations and proven records of success. They are committed to working with us in building long-term solutions that deliver the most value for our clients and customers. They understand our business, share our mindset, and will be strong partners moving forward.”

Commenting further on the transaction, Mr. Neubauer said, “Our success is driven by the ongoing efforts of our 240,000 employees around the world. I want to thank them for their efforts and assure them we will remain focused on sustaining profitable growth by delivering outstanding environments, experiences and outcomes for our clients.”

The transaction will be financed through a combination of equity contributed by Joseph Neubauer and investment funds managed by GS Capital Partners, CCMP Capital Advisors and J.P. Morgan Partners, Thomas H. Lee Partners and Warburg Pincus LLC, and debt financing provided by JP Morgan Chase Bank, N.A., J.P. Morgan Securities, Inc. and Goldman Sachs Credit Partners L.P. There is no financing condition to the obligations of the group of investors led by Joseph Neubauer to consummate the transaction.

Credit Suisse Securities (USA) LLC is acting as financial advisor to the special committee and Shearman & Sterling LLP is acting as legal advisor to the special committee. Credit Suisse has delivered a fairness opinion to the special committee.

Goldman, Sachs & Co. and J.P. Morgan Securities Inc. are acting as financial advisors to the private equity investors. Simpson Thacher & Bartlett LLP, Sullivan & Cromwell LLP and Wachtell, Lipton, Rosen & Katz are acting as legal advisors to the private equity investors and Joseph Neubauer.

About ARAMARK

ARAMARK is a leader in professional services, providing award-winning food services, facilities management, and uniform and career apparel to health care institutions, universities and school districts, stadiums and arenas, and businesses around the world. In FORTUNE magazine’s 2006 list of “America’s Most Admired Companies,” ARAMARK was ranked number one in its industry, consistently ranking since 1998 as one of the top three most admired companies in its industry as evaluated by peers and industry analysts. The company was also ranked first in its industry in the 2006 FORTUNE 500 survey.

Headquartered in Philadelphia, ARAMARK has approximately 240,000 employees serving clients in 20 countries. Learn more at the company’s Web site, www.aramark.com

About GS Capital Partners

Founded in 1869, Goldman Sachs is one of the oldest and largest investment banking firms. Goldman Sachs is also a global leader in private corporate equity and mezzanine investing. Established in 1992, the GS Capital Partners Funds are part of the firm’s Principal Investment Area in the Merchant Banking Division. Goldman Sachs’ Principal Investment Area has formed 12 investment vehicles aggregating $35 billion of capital to date. Significant investments include: VoiceStream Wireless, Allied World Assurance, Burger King, SunGard, YES Network, Western Wireless, Nalco Company, Kabel Deutschland and Coffeyville Resources. With $8.5 billion in committed capital, GS Capital Partners V is the current primary investment vehicle for Goldman Sachs to make privately negotiated equity investments.

About CCMP Capital

CCMP Capital Advisors, LLC (“CCMP Capital”), formed in August 2006 by the former buyout/growth equity investment team of JPMorgan Partners, is a leading private equity investor. Through active management and its powerful value creation model, CCMP Capital’s investment team has established a reputation as a world-class investment partner. CCMP Capital and its London affiliate manage approximately $8 billion in direct private equity investments. CCMP Capital’s proprietary global network includes its affiliate in Asia, CCMP Capital Asia Ltd., a leading private equity firm with approximately $2 billion under management, operating from offices in Hong Kong, Melbourne, Seoul, Shanghai and Tokyo. CCMP Capital is an investment adviser registered with the Securities and Exchange Commission.

About J.P. Morgan Partners

J.P. Morgan Partners, LLC (“JPMP”) is a leading private equity firm with approximately $10 billion in capital under management as of December 31, 2005. Since its inception in 1984, JPMP has invested over $15 billion worldwide in consumer, media, energy, industrial, financial services, healthcare and technology companies. JPMP is an experienced investor in companies with worldwide operations. Selected investments include: AMC Entertainment, Cabela’s, The International Cornerstone Group, Pinnacle Foods, PQ Corporation, Brand Services and SafetyKleen Europe.

JPMP is a private equity division of JPMorgan Chase & Co. (NYSE: JPM), one of the largest financial institutions in the United States, and is a registered investment adviser with the Securities and Exchange Commission.

About Thomas H. Lee Partners

Thomas H. Lee Partners, L.P. is one of the oldest and most successful private equity investment firms in the United States. Since its founding in 1974, THL Partners has invested approximately $12 billion of equity capital in more than 100 businesses with an aggregate purchase price of more than $90 billion, completed over 200 add-on acquisitions for portfolio companies, and generated superior returns for its investors and partners. THL Partners identifies and acquires substantial ownership positions in large growth-oriented companies through acquisitions, recapitalizations and direct investments. The firm currently manages approximately $20 billion of committed capital. Notable transactions sponsored by the firm include Dunkin Brands, Michael Foods, Warner Music Group, General Nutrition Companies, Houghton Mifflin Company, Fisher Scientific International, Experian Information Solutions, TransWestern Holdings, Cott Corporation and Snapple Beverage.

About Warburg Pincus LLC

Warburg Pincus LLC (“Warburg Pincus”) has been a leading private equity investor since 1971. The firm currently has more than $10 billion of assets under management and invests in a range of industries including consumer and retail, industrial, business services, healthcare, financial services, energy, real estate, technology, media and telecommunications. Warburg Pincus is an experienced partner to management teams seeking to build durable companies with sustainable value. The firm has an active portfolio of more than 100 companies. Significant current and past investments include: Neiman Marcus, Knoll (NYSE: KNL), TransDigm (NYSE: TDG), Mattel (NYSE: MAT), Mellon Financial (NYSE: MEL), Neustar (NYSE: NSR), BEA Systems (NASDAQ: BEAS) and Coventry Health Care (NYSE: CVH). Since inception, Warburg Pincus has sponsored 11 private equity funds which have invested approximately $23 billion in more than 540 companies in 30 countries.

Forward-Looking Statements

Forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect the events or circumstances arising after the date as of which they were made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to our operations. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe,” “look to” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance.

These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against ARAMARK and others following announcement of the proposal or the merger agreement; (3) the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the completion of the merger, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of other required regulatory approvals; (4) the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (6) the ability to recognize the benefits of the merger; (7) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and (8) the impact of the substantial indebtedness incurred to finance the consummation of the merger; and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of and elsewhere in ARAMARK’s SEC filings, copies of which may be obtained by contacting ARAMARK’s investor relations department via its website www.aramark.com. Many of the factors that will determine the outcome of the subject matter of this press release are beyond ARAMARK’s ability to control or predict.

Important Additional Information Regarding the Merger will be filed with the SEC.

In connection with the proposed merger, ARAMARK will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by ARAMARK at the SEC website at http:// www.sec.gov. The proxy statement and other documents also may be obtained for free from ARAMARK by directing such request to ARAMARK Corporation, Investor Relations Department, ARAMARK Tower, 1101 Market Street, Philadelphia, Pennsylvania 19107, telephone (215)238-3708.

ARAMARK and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its stockholders in connection with the merger. Information concerning the interests of ARAMARK’s participants in the solicitation, which may be different than those of ARAMARK stockholders generally, is set forth in ARAMARK’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and will be set forth in the proxy statement relating to the merger when it becomes available.